                     AMENDED AND RESTATED

          DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                             with

              OppenheimerFunds Distributor, Inc.

                     For Class C Shares of

            Oppenheimer Main Street Small Cap Fund

This  Amended and  Restated  Distribution  and Service Plan and
Agreement  (the  "Plan")  is  dated  as  of  the  23rd  day  of
February,  2004, by and between  Oppenheimer  Main Street Small
Cap Fund (the "Fund") and  OppenheimerFunds  Distributor,  Inc.
(the  "Distributor").  This Amended and  Restated  Distribution
and Service Plan and Agreement  replaces the  Distribution  and
Service  Plan and  Agreement  for Class C shares dated June 22,
1999.

1.    The Plan.  This Plan is the Fund's  written  distribution
      ---------
and  service   plan  for  Class  C  shares  of  the  Fund  (the
"Shares"),  contemplated  by Rule  12b-1  as it may be  amended from time to time (the  "Rule")  under the  Investment  Company
Act of 1940 (the "1940  Act"),  pursuant to which the Fund will compensate  the  Distributor  for its  services  in  connection with the  distribution of Shares,  and the personal service and
maintenance   of   shareholder   accounts   that  hold   Shares
("Accounts").  The Fund may act as  distributor  of  securities of which it is the issuer,  pursuant to the Rule,  according to the  terms of this  Plan.  The  terms  and  provisions  of this
Plan shall be  interpreted  and defined in a manner  consistent with the provisions and  definitions  contained in (i) the 1940
Act,  (ii) the Rule,  (iii) Rule 2830 of the  Conduct  Rules of
the National  Association of Securities  Dealers,  Inc., or any
applicable  amendment  or  successor  to such rule  (the  "NASD
Conduct  Rules") and (iv) any conditions  pertaining  either to distribution-related  expenses or to a plan of  distribution to which  the Fund is  subject  under  any order on which the Fund
relies,   issued  at  any  time  by  the  U.S.  Securities  and
Exchange Commission ("SEC").

2.    Definitions.  As used in this Plan,  the following  terms
      -----------
shall have the following meanings:

      (a)   "Recipient"  shall mean any  broker,  dealer,  bank
or other person or entity  which:  (i) has rendered  assistance
(whether  direct,  administrative  or both) in the distribution of  Shares  or has  provided  administrative  support  services with  respect to Shares held by  Customers  (defined  below) of the Recipient;  (ii) shall furnish the  Distributor  (on behalf of the Fund) with such  information  as the  Distributor  shall reasonably  request  to  answer  such  questions  as may  arise concerning  the sale of Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees"  shall mean the  members of
the Fund's Board of Trustees who are not  "interested  persons"
(as  defined  in the  1940  Act) of the  Fund  and who  have no direct or  indirect  financial  interest  in the  operation  of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other
customers  or  investment   advisory  or  other  clients  of  a
Recipient,   and/or   accounts  as  to  which  such   Recipient
provides  administrative  support services or is a custodian or other fiduciary.
      (d)   "Qualified   Holdings"   shall  mean,   as  to  any
Recipient,  all Shares owned  beneficially or of record by: (i)
such Recipient,  or (ii) such Recipient's Customers,  but in no event  shall any such  Shares be deemed  owned by more than one
Recipient  for  purposes  of this Plan.  In the event that more
than  one  person  or  entity   would   otherwise   qualify  as
Recipients  as to the same Shares  with  respect to the payment
of  the  Asset-Based   Sales  Charge  and/or  the  Service  Fee
(defined  below),  the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the  Recipient  as to such  Shares for  purposes of this
Plan.

3.    Payments for Distribution  Assistance and Administrative
      ---------------------------------------------------------
Support Services.
-----------------

      (a)   Payments to the  Distributor.  In  consideration of
            -----------------------------
the  payments  made by the Fund to the  Distributor  under this
Plan,  the  Distributor  shall provide  administrative  support
services   and   distribution   services  to  the  Fund.   Such
services  include  distribution  assistance and  administrative support  services  rendered in connection  with Shares (1) sold in purchase  transactions,  (2) issued in  exchange  for shares
of  another   investment  company  for  which  the  Distributor
serves  as  distributor  or  sub-distributor,   or  (3)  issued
pursuant  to a plan of  reorganization  to which  the Fund is a party.  If the Board believes that the  Distributor  may not be
rendering     appropriate     distribution     assistance    or
administrative  support  services in  connection  with the sale of Shares,  then the Distributor,  at the request of the Board, shall  provide  the  Board  with  a  written  report  or  other
information  to  verify  that  the   Distributor  is  providing
appropriate  services in this regard.  For such  services,  the
Fund will make the following payments to the Distributor:

            (i)  Administrative  Support  Service Fees.  Within
                 --------------------------------------
forty-five (45) days of the end of each calendar  quarter,  the
Fund will make  payments  in the  aggregate  amount of  0.0625%
(0.25%  on  an  annual  basis)  of  the  average   during  that
calendar  quarter  of the  aggregate  net  asset  value  of the
Shares  computed  as of the  close  of each  business  day (the
"Service  Fee").  Such Service Fee payments  received  from the
Fund   will    compensate   the   Distributor   for   providing
administrative  support  services  with  respect  to  Accounts.
The   administrative   support   services  in  connection  with
Accounts  may  include,  but  shall  not  be  limited  to,  the administrative  support  services  that a Recipient  may render as described in Section 3(b)(i) below.

            (ii)  Distribution  Assistance  Fees  (Asset-Based
                  ---------------------------------------------
Sales  Charge).  Within  ten  (10)  days  of the  end  of  each
---------------
month,  the Fund will make payments in the aggregate  amount of
0.0625%  (0.75% on an annual  basis) of the average  during the month of the  aggregate  net asset value of Shares  computed as of the  close  of each  business  day (the  "Asset-Based  Sales
Charge").  Such  Asset-Based  Sales  Charge  payments  received from the Fund will  compensate  the  Distributor  for providing distribution assistance in connection with the sale of Shares.

      The  distribution  assistance  services to be rendered by
the  Distributor  in  connection  with the Shares may  include, but shall not be limited to, the  following:  (i) paying  sales commissions  to any  broker,  dealer,  bank or other  person or entity that sells Shares,  and/or paying such persons  "Advance
Service  Fee  Payments"  (as  defined  below)  in  advance  of, and/or in amounts  greater  than,  the amount  provided  for in
Section 3(b) of this  Agreement;  (ii) paying  compensation  to and  expenses  of  personnel  of the  Distributor  who  support
distribution   of  Shares  by   Recipients;   (iii)   obtaining
financing or providing  such  financing from its own resources, or from an  affiliate,  for the  interest  and other  borrowing costs of the  Distributor's  unreimbursed  expenses incurred in rendering  distribution  assistance and administrative  support
services   to  the  Fund;   and  (iv)   paying   other   direct
distribution  costs,  including without limitation the costs of sales  literature,  advertising  and  prospectuses  (other than those  prospectuses  furnished to current holders of the Fund's shares  ("Shareholders"))  and state  "blue  sky"  registration expenses.

      (b)   Payments  to   Recipients.   The   Distributor   is
            --------------------------
authorized  under the Plan to pay Recipients  (1)  distribution
assistance  fees  for  rendering  distribution   assistance  in
connection  with the sale of Shares  and/or  (2)  service  fees for rendering  administrative  support services with respect to
Accounts.  However,  no  such  payments  shall  be  made to any
Recipient  for any quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such  quarter,  the minimum amount  ("Minimum  Qualified  Holdings"),  if any,  that may be set  from  time  to  time  by a  majority  of  the  Independent
Trustees.  All fee payments made by the  Distributor  hereunder are subject to reduction or  chargeback  so that the  aggregate service fee  payments  and Advance  Service Fee Payments do not exceed the limits on  payments to  Recipients  that are, or may be,  imposed by the NASD Conduct  Rules.  The  Distributor  may make Plan  payments to any  "affiliated  person" (as defined in the 1940  Act) of the  Distributor  if such  affiliated  person qualifies  as a  Recipient  or  retain  such  payments  if  the
Distributor qualifies as a Recipient.

      In   consideration   of   the   services    provided   by
Recipients,  the Distributor shall make the following  payments to Recipients:

            (i)    Service    Fee.    In    consideration    of
                   --------------
administrative   support  services   provided  by  a  Recipient
during a calendar  quarter,  the Distributor shall make service fee payments to that  Recipient  quarterly,  within  forty-five
(45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the  average during the calendar  quarter of the  aggregate  net asset value of  Shares,  computed  as of the  close of each  business  day,
constituting   Qualified  Holdings  owned  beneficially  or  of
record by the  Recipient  or by its  Customers  for a period of more than the minimum  period (the "Minimum  Holding  Period"), if any,  that may be set  from  time to time by a  majority  of the Independent Trustees.

      Alternatively,  the Distributor  may, at its sole option,
make  the  following  service  fee  payments  to any  Recipient quarterly,  within  forty-five  (45)  days  of the  end of each calendar  quarter:  (A)  "Advance  Service Fee  Payments"  at a rate not to exceed  0.25% of the  average  during the  calendar quarter of the  aggregate  net asset value of Shares,  computed as of the close of  business  on the day such  Shares are sold, constituting  Qualified Holdings,  sold by the Recipient during that  quarter  and  owned  beneficially  or of  record  by  the
Recipient  or by its  Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the  aggregate net asset  value  of  Shares,  computed  as of the  close  of  each
business   day,    constituting    Qualified   Holdings   owned
beneficially   or  of  record  by  the   Recipient  or  by  its
Customers  for a  period  of more  than  one (1)  year.  At the
Distributor's  sole  option,  Advance  Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are redeemed  less than one year  after  the  date  such  Shares  were  sold,  the
Recipient  is obligated  to and will repay the  Distributor  on
demand  a  pro  rata  portion  of  such  Advance   Service  Fee
Payments,  based  on the  ratio of the time  such  Shares  were held to one (1) year.

      The  administrative  support  services  to be rendered by
Recipients  in  connection  with the Accounts may include,  but shall not be  limited  to,  the  following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment and  maintenance  of accounts or  sub-accounts  in the Fund and processing  Share  redemption  transactions,  making the Fund's investment  plans and dividend payment options  available,  and providing  such other  information  and services in  connection
with  the   rendering   of   personal   services   and/or   the
maintenance  of Accounts,  as the  Distributor  or the Fund may
reasonably request.

            (ii)  Distribution  Assistance  Fee  (Asset-Based
                  ---------------------------------------------
Sales    Charge)    Payments.    Irrespective    of   whichever
-----------------------------
alternative   method  of  making   service   fee   payments  to
Recipients  is selected  by the  Distributor,  in addition  the
Distributor  shall make  distribution  assistance  fee payments to  each  Recipient  quarterly,  within  forty-five  (45)  days after  the  end of  each  calendar  quarter,  at a rate  not to exceed  0.1875%  (0.75%  on an  annual  basis)  of the  average during the calendar  quarter of the  aggregate  net asset value of  Shares  computed  as of the  close  of  each  business  day
constituting   Qualified  Holdings  owned  beneficially  or  of
record by the  Recipient or its  Customers for a period of more than  one (1)  year.  Alternatively,  at its sole  option,  the
Distributor  may make  distribution  assistance fee payments to a Recipient  quarterly,  at the rate described above, on Shares
constituting   Qualified  Holdings  owned  beneficially  or  of
record by the  Recipient  or its  Customers  without  regard to
the  1-year  holding  period  described   above.   Distribution
assistance fee payments  shall be made only to Recipients  that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

      The  distribution   assistance  to  be  rendered  by  the
Recipients in  connection  with the sale of Shares may include, but  shall  not be  limited  to,  the  following:  distributing sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing  compensation to and paying
expenses  of  personnel  of  the   Recipient  who  support  the
distribution  of Shares by the  Recipient,  and providing  such
other   information   and  services  in  connection   with  the
distribution  of  Shares  as the  Distributor  or the  Fund may
reasonably request.

      (c)   A majority of the  Independent  Trustees may at any
time or from time to time (i)  increase  or  decrease  the rate of  fees to be paid  to the  Distributor  or to any  Recipient, but not to  exceed  the  rates set  forth  above,  and/or  (ii)
direct the  Distributor  to increase  or  decrease  any Minimum
Holding  Period,  any  maximum  period set by a majority of the
Independent  Trustees  during which fees will be paid on Shares
constituting   Qualified  Holdings  owned  beneficially  or  of
record  by a  Recipient  or  by  its  Customers  (the  "Maximum
Holding   Period"),   or  Minimum   Qualified   Holdings.   The
Distributor   shall  notify  all   Recipients  of  any  Minimum
Qualified   Holdings,   Maximum   Holding  Period  and  Minimum
Holding  Period that are  established  and the rate of payments hereunder  applicable  to  Recipients,  and shall  provide each
Recipient  with written  notice  within  thirty (30) days after any change in these  provisions.  Inclusion  of such  provision
or  a  change  in  such   provisions   in  a  revised   current
prospectus   or  statement  of   additional   information,   or
supplement  to a current  prospectus or statement of additional information, shall constitute sufficient notice.

      (d)   The Service Fee and the  Asset-Based  Sales  Charge
on Shares are subject to  reduction  or  elimination  under the limits to which the  Distributor  is,  or may  become,  subject under the NASD Conduct Rules.

      (e)   Under  the  Plan,  payments  may  also  be  made to
Recipients:  (i) by  OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include  profits  derived  from the advisory  fee it  receives  from  the  Fund),  or  (ii)  by the
Distributor  (a  subsidiary  of OFI),  from its own  resources, from  Asset-Based  Sales  Charge  payments or from the proceeds of its  borrowings,  in either case,  in the  discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are intended to have certain  rights as
third-party  beneficiaries  under  this  Plan,  subject  to the limitations  set  forth  below.  It  may  be  presumed  that  a
Recipient    has   provided    distribution    assistance    or
administrative  support  services  qualifying for payment under the Plan if it has  Qualified  Holdings of Shares that  entitle it to payments  under the Plan.  If either the  Distributor  or
the  Board   believe   that,   notwithstanding   the  level  of
Qualified   Holdings,   a  Recipient   may  not  be   rendering
appropriate  distribution  assistance  in  connection  with the
sale  of  Shares  or   administrative   support   services  for
Accounts,  then the  Distributor,  at the request of the Board, shall  require  the  Recipient  to provide a written  report or other  information  to verify that said  Recipient is providing appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor  or the Board of Trustees still is not  satisfied  after the  receipt of such  report,  either may take appropriate  steps to terminate the Recipient's  status as a Recipient under the Plan,  whereupon such Recipient's  rights
as  a  third-party   beneficiary   hereunder  shall  terminate.
Additionally,  in their  discretion  a  majority  of the Fund's
Independent  Trustees  at  any  time  may  remove  any  broker, dealer,  bank  or  other  person  or  entity  as  a  Recipient, whereupon  such  person's or entity's  rights as a  third-party
beneficiary   hereof  shall  terminate.   Notwithstanding   any
other  provision  of this Plan,  this Plan does not obligate or
in  any  way  make  the  Fund   liable  to  make  any   payment
whatsoever  to any person or entity other than  directly to the
Distributor.  The  Distributor  has no  obligation  to pay  any
Service Fees or  Distribution  Assistance Fees to any Recipient
if the  Distributor  has not  received  payment of Service Fees or Distribution Assistance Fees from the Fund.

4.    Selection  and  Nomination  of Trustees.  While this Plan
      ---------------------------------------
is in effect,  the  selection  and  nomination of persons to be
Trustees  of the Fund who are not  "interested  persons" of the
Fund  ("Disinterested  Trustees")  shall  be  committed  to the discretion of the  incumbent  Disinterested  Trustees.  Nothing herein  shall  prevent  the  incumbent  Disinterested  Trustees from  soliciting  the  views or the  involvement  of  others in such  selection or nomination as long as the final  decision on any such  selection  and  nomination  is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While  this Plan is in  effect,  the  Treasurer
      -------
of the Fund shall provide  written  reports to the Fund's Board for its  review,  detailing  the  aggregate  amount of payments made under  this Plan and the  purpose  for which the  payments were  made.  The  reports  shall  be  provided  quarterly,  and shall state  whether all  provisions  of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any agreement  related to this Plan
      -------------------
shall  be  in  writing  and  shall  provide   that:   (i)  such
agreement  may be terminated  at any time,  without  payment of any  penalty,  by a  vote  of a  majority  of  the  Independent
Trustees  or by a  vote  of the  holders  of a  "majority"  (as defined  in the  1940  Act) of the  Fund's  outstanding  voting
Class C  shares;  (ii)  such  termination  shall be on not more than  sixty  days'  written  notice to any  other  party to the agreement;  (iii) such agreement shall automatically  terminate in the  event  of its  "assignment"  (as  defined  in the  1940
Act);  (iv) such  agreement  shall go into effect when approved by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting  called  for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved  at least annually  by a vote of the Board and its  Independent  Trustees cast in person at a meeting  called  for the  purpose of voting on such continuance.

7.    Effectiveness,    Continuation,    Termination    and
      ---------------------------------------------------------
Amendment.  This  Amended and Restated  Plan has been  approved by a vote of the  Board  and of its  Independent  Trustees  and replaces  the Fund's  prior  Distribution  and Service Plan and
Agreement   for   Class  C   shares.   Unless   terminated   as
hereinafter   provided,  it  shall  continue  in  effect  until
renewed  by  the  Board  in   accordance   with  the  Rule  and
thereafter  from  year to year or as the  Board  may  otherwise
determine   but   only  so  long   as   such   continuance   is
specifically  approved  at  least  annually  by a  vote  of the
Board  and  its  Independent  Trustees  cast  in  person  at  a
meeting   called   for   the   purpose   of   voting   on  such
continuance.

      This Plan may not be amended to increase  materially  the
amount  of  payments  to  be  made  under  this  Plan,  without approval of the Class C  Shareholders  at a meeting  called for that  purpose and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

      This  Plan may be  terminated  at any time by a vote of a
majority  of the  Independent  Trustees  or by the  vote of the holders  of a  "majority"  (as  defined in the 1940 Act) of the
Fund's  outstanding  Class C  voting  shares.  In the  event of such  termination,  the  Board  and  its  Independent  Trustees shall determine  whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales Charge in respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder  and Trustee  Liability.  The
      ----------------------------------------------------
Distributor  understands  that  the  obligations  of  the  Fund
under  this  Plan  are  not   binding   upon  any   Trustee  or
shareholder  of the Fund  personally,  but  bind  only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the  provisions  of the  Declaration  of Trust of the Fund  disclaiming  shareholder  and Trustee  liability  for acts or obligations of the Fund.

                                    Oppenheimer Main Street Small Cap Fund

                                    By:___________________________
                                          Robert G. Zack
                                          Vice President and Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:  __________________________
                                         Kathleen T. Ives
                                         Vice President and Assistant Secretary